Exhibit 99.1

Alkami Announces Fourth Quarter 2024 Financial Results
Alkami Today Also Announced Its Intent to Acquire MANTL

PLANO, Texas, February 27, 2025 (PRNewswire) -- Alkami Technology, Inc. (Nasdaq: ALKT) (“Alkami”), a leading cloud-based digital banking solutions provider for financial institutions (FIs) in the U.S., today announced results for its fourth quarter ending December 31, 2024.

Fourth Quarter 2024 Financial Highlights

•GAAP total revenue of $89.7 million, an increase of 25.6% compared to the year-ago quarter;
•GAAP gross margin of 59.3%, compared to 56.0% in the year-ago quarter;
•Non-GAAP gross margin of 63.1%, compared to 60.3% in the year-ago quarter;
•GAAP net loss of $(7.6) million, compared to $(12.7) million in the year-ago quarter; and
•Adjusted EBITDA of $10.2 million, compared to $3.1 million in the year-ago quarter.

Full Year 2024 Financial Highlights

•GAAP total revenue of $333.8 million, an increase of 26.1% compared to 2023;
•GAAP gross margin of 58.9%, compared to 54.4% in 2023;
•Non-GAAP gross margin of 62.7%, compared to 59.0% in 2023;
•GAAP net loss of $(40.8) million, compared to $(62.9) million in 2023; and
•Adjusted EBITDA of $26.9 million compared to $(1.6) million in 2023.

Alkami also announced today the signing of a definitive agreement to acquire Fin Technologies, Inc. (“MANTL”) for an enterprise value of $400 million, on a debt free, cash free basis and subject to customary purchase price adjustments, expected to be $7 million. Alkami plans to fund the acquisition with cash of approximately $380 million and restricted stock units issued to continuing MANTL employees with an estimated value of $13 million at transaction closing in replacement for unvested compensatory stock options. MANTL is the premier onboarding and account opening solution that allows financial institutions to acquire commercial, business and retail customers through any channel for virtually any deposit account type. MANTL combined with Alkami’s digital banking platform and marketing and analytic capabilities creates the industry leading digital sales and service platform for financial institutions.

Comments on the News

Alex Shootman, Chief Executive Officer, said, “In the fourth quarter, we continued to deliver strong growth and enhanced profitability, with revenue growth of over 25% and Adjusted EBITDA of $10.2 million. This capped a year that saw revenue growth of 26% and our first full year of positive Adjusted EBITDA. We also continued to expand our client portfolio, adding an additional seven banks in the fourth quarter.”

Shootman added, “We also announced today that we signed a definitive agreement to acquire MANTL, the premier onboarding and account opening solution. MANTL is unique in that it offers a multi-tenant, core-agnostic, single platform that enables FIs to support all channels in onboarding deposit accounts, including branch, call center and digital. With this acquisition, Alkami solidifies its position as the de facto digital sales and service platform in the industry, allowing FIs to onboard, engage, and grow their account base. This creates a tremendous opportunity for us to expand market share and generate cross sell within our client base, driving additional revenue growth and enhancing our competitive offering among financial institutions.”

Bryan Hill, Chief Financial Officer, said, “In 2024, we added 2.5 million registered users to our digital banking platform, ending the year with 20 million digital banking users. We exited 2024 with annual recurring revenue of $356 million, up 22% compared to December 31, 2023 and revenue per registered user of $17.81, up 7% compared to the year-ago quarter. Our remaining performance obligation reached $1.4 billion at December 31, 2024, providing substantial visibility into our future operating and financial performance. In addition, we are thrilled to welcome MANTL to the Alkami team. We believe MANTL will be accretive to Alkami’s overall revenue growth and gross margin expansion, and we expect the impact of the acquisition to be accretive to Adjusted EBITDA in 2026, allowing Alkami to meet or exceed its long-term financial targets.”

2025 Financial Outlook

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement Regarding Forward-Looking Statements.” Alkami’s financial outlook is based on current expectations, and includes the impact of the MANTL acquisition.

Alkami is providing guidance for its first quarter ending March 31, 2025 of:
•GAAP total revenue in the range of $93.5 million to $95.0 million;
•Adjusted EBITDA in the range of $9.5 million to $10.5 million.

Alkami is providing guidance for its fiscal year ending December 31, 2025 of:
•GAAP total revenue in the range of $440.0 million to $445.0 million;
•Adjusted EBITDA in the range of $47.0 million to $51.0 million.

The completion of the MANTL acquisition remains subject to certain standard conditions, and is expected to close on or before March 31, 2025. As such, starting in the second quarter of 2025 and included in Alkami’s full year guidance, Alkami expects MANTL to contribute revenue of approximately $30 million and an Adjusted EBITDA loss of $5 million to its 2025 full-year financial performance. Alkami expects MANTL's annual recurring revenue under contract at December 31, 2025 to be approximately $60 million, which represents a year-over-year growth rate of over 30%.

Conference Call Information
The Company will host a conference call at 5:00 p.m. ET today to discuss its financial results with investors. A live webcast of the event will be available on the Alkami investor relations website at investors.alkami.com. In addition, a live dial-in will be available domestically at 1-800-836-8184 and internationally at 1-646-357-8785, using passcode 39894. The webcast replay will be available on the Alkami investor relations website.

About Alkami
Alkami Technology, Inc. is a leading cloud-based digital banking solutions provider for financial institutions in the United States that enables clients to grow confidently, adapt quickly, and build thriving digital communities. Alkami helps clients transform through retail and business banking, digital account opening, payment security, and data and marketing solutions. To learn more, visit www.alkami.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to Alkami Technology, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its future cash flows and its financial outlook. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements. Factors that may materially affect such forward-looking statements include: Our limited operating history and history of operating losses; our ability to manage future growth; our ability to attract new clients and retain and expand existing clients’ use of our solutions; the unpredictable and time-consuming nature of our sales cycles; our ability to maintain, protect and enhance our brand; our ability to accurately predict the long-term rate of client subscription renewals or adoption of our solutions; our reliance on third-party software, content and services; our ability to effectively integrate our solutions with other systems used by our clients; intense competition in our industry; any downturn, consolidation or decrease in technology spend in the financial services industry, including as a result of recent closures of certain financial institutions and liquidity concerns at other financial institutions; our ability and the ability of third parties on which we rely to prevent and identify breaches of security measures (including cybersecurity) and resulting disruptions of our systems or operations and unauthorized access to client customer and other data; our ability to successfully integrate acquired companies or businesses; our ability to comply with regulatory and legal requirements and developments; our ability to attract and retain key employees; the political, economic and competitive conditions in the markets and jurisdictions where we operate; our ability to maintain, develop and protect our intellectual property; our ability to respond to evolving technological requirements to develop or acquire new and enhanced products that achieve market acceptance in a timely manner; our ability to estimate our expenses, future revenues, capital requirements, our needs for additional financing and our ability to obtain additional capital and other factors described in the Company’s filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Explanation of Non-GAAP Financial Measures and Key Business Metrics
The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of Alkami and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that Alkami believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Cost of Revenues” as cost of revenues, excluding (1) amortization and (2) stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Gross Margin” as gross profit, plus (1) amortization and (2) stock-based compensation expense, all divided by revenue. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Research and Development Expense” as research and development expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding stock-based compensation expense. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) stock-based compensation expense and (2) secondary offering costs. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Income (loss) before income taxes” as loss before income taxes, plus (1) gain on financial instruments, (2) amortization, (3) stock-based compensation expense, (4) secondary offering costs, and (5) acquisition-related expenses. The company believes that investors and financial analysts find this non-GAAP financial measure to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net loss plus (1) provision (benefit) for income taxes, (2) gain on financial instruments, (3) interest income, net, (4) depreciation and amortization (5) stock-based compensation expense, (6) secondary offering costs, (7) acquisition-related expenses, and (8) loss on extinguishment of debt. The company believes adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations.

In addition, the Company also uses the following important operating metrics to evaluate its business:

The company defines “Annual Recurring Revenue (ARR)” by aggregating annualized recurring revenue related to SaaS subscription services recognized in the last month of the reporting period as well as the next 12 months of expected implementation services revenues in the last month of the reporting period. We believe ARR provides important information about our future revenue potential, our ability to acquire new clients, and our ability to maintain and expand our relationship with existing clients.

The company defines “Registered Users” as an individual or business related to an account holder of an FI client on our digital banking platform who has registered to use one or more of our solutions and has current access to use those solutions as of the last day of the reporting period presented. We price our digital banking platform based on the number of registered users, so as the number of registered users of our digital banking platform increases, our ARR grows. We believe growth in the number of registered users provides important information about our ability to expand market adoption of our digital banking platform and its associated software products, and therefore to grow revenues over time.

The company defines “Revenue per Registered User (RPU)” by dividing ARR for the reporting period by the number of registered users as of the last day of the reporting period. We believe RPU provides important information about our ability to grow the number of software products adopted by new clients over time, as well as our ability to expand the number of software products that our existing clients add to their contracts with us over time.

The company does not provide a reconciliation of our adjusted EBITDA outlook to GAAP net loss because certain significant information required for such reconciliation is not available without unreasonable efforts, including provision for income taxes, loss on financial instruments, stock-based compensation expense, and acquisition-related expenses, net, all of which may be significant.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(UNAUDITED)
	December 31,	December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$94,359	$40,927
Marketable securities	21,375	51,196
Accounts receivable, net	38,739	35,499
Deferred costs, current	13,207	10,329
Prepaid expenses and other current assets	13,697	10,634
Total current assets	181,377	148,585
Property and equipment, net	22,075	16,946
Right-of-use assets	14,565	15,754
Deferred costs, net of current portion	37,178	30,734
Intangibles, net	29,021	35,807
Goodwill	148,050	148,050
Other assets	5,011	3,949
Total assets	$437,277	$399,825
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,129	$7,478
Accrued liabilities	24,520	19,763
Deferred revenues, current portion	13,578	10,984
Lease liabilities, current portion	1,343	1,205
Total current liabilities	45,570	39,430
Deferred revenues, net of current portion	15,526	15,384
Deferred income taxes	1,822	1,713
Lease liabilities, net of current portion	17,109	18,052
Other non-current liabilities	220	305
Total liabilities	80,247	74,884
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized and 0 shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized; and 102,088,783 and 96,722,098 shares issued and outstanding as of December 31, 2024 and 2023, respectively	102	97
Additional paid-in capital	833,129	760,210
Accumulated deficit	(476,201)	(435,366)
Total stockholders’ equity	357,030	324,941
Total liabilities and stockholders' equity	$437,277	$399,825

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(UNAUDITED)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenues	$89,656	$71,369	$333,849	$264,831
Cost of revenues(1)	36,446	31,420	137,219	120,720
Gross profit	53,210	39,949	196,630	144,111
Operating expenses:
Research and development	25,349	21,491	96,211	84,661
Sales and marketing	14,552	11,863	59,765	48,557
General and administrative	21,576	19,292	83,650	72,900
Acquisition-related expenses	—	43	195	263
Amortization of acquired intangibles	359	359	1,435	1,435
Total operating expenses	61,836	53,048	241,256	207,816
Loss from operations	(8,626)	(13,099)	(44,626)	(63,705)
Non-operating income (expense):
Interest income	1,070	2,273	4,560	8,095
Interest expense	(134)	(1,870)	(461)	(7,384)
Gain on financial instruments	—	113	—	534
Loss on extinguishment of debt	—	(409)	—	(409)
Loss before income taxes	(7,690)	(12,992)	(40,527)	(62,869)
Provision (benefit) for income taxes	(47)	(279)	308	44
Net loss	$(7,643)	$(12,713)	$(40,835)	$(62,913)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.13)	$(0.41)	$(0.67)
Weighted average number of shares of common stock outstanding:
Basic and diluted	101,057,260	95,871,058	98,892,692	94,080,797

(1) Includes amortization of acquired technology of $1.3 million and $1.4 million for the three months ended December 31, 2024 and 2023, respectively, and $5.4 million for both the years ended December 31, 2024 and 2023.

ALKAMI TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(UNAUDITED)
	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(40,835)	$(62,913)
Adjustments to reconcile net loss to net cash provide by (used in) operating activities:
Depreciation and amortization expense	10,508	10,631
Accrued interest on marketable securities, net	(1,075)	(3,231)
Stock-based compensation expense	59,437	51,231
Amortization of debt issuance costs	210	138
Gain on financial instruments	—	(532)
Loss on extinguishment of debt	—	409
Gain on lease modification	—	(375)
Deferred taxes	109	(32)
Changes in operating assets and liabilities:
Accounts receivable	(3,240)	(9,253)
Prepaid expenses and other assets	(3,972)	425
Accounts payable and accrued liabilities	3,322	91
Deferred costs	(8,603)	(7,720)
Deferred revenues	2,736	3,629
Net cash provided by (used in) operating activities	18,597	(17,502)
Cash flows from investing activities:
Purchase of marketable securities	(40,416)	(140,816)
Proceeds from sales, maturities, and redemptions of marketable securities	71,312	181,019
Purchases of property and equipment	(1,195)	(1,058)
Capitalized software development costs	(6,660)	(5,234)
Net cash provided by investing activities	23,041	33,911
Cash flows from financing activities:
Principal payments on debt	—	(85,000)
Payment of holdback funds from acquisition	—	(3,600)
Payments for taxes related to net settlement of equity awards	(12,820)	(15,985)
Proceeds from stock option exercises	20,241	12,983
Proceeds from Employee Stock Purchase Plan issuances	4,736	4,124
Debt issuance costs paid	(363)	(341)
Net cash provided by (used in) financing activities	11,794	(87,819)
Net increase (decrease) in cash and cash equivalents and restricted cash	53,432	(71,410)
Cash and cash equivalents and restricted cash, beginning of period	40,927	112,337
Cash and cash equivalents and restricted cash, end of period	$94,359	$40,927

ALKAMI TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)
(UNAUDITED)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP total revenues	$89,656	$71,369	$333,849	$264,831

	December 31,
	2024	2023
Annual Recurring Revenue (ARR)	$355,874	$291,049
Registered Users	19,984	17,502
Revenue per Registered User (RPU)	$17.81	$16.63

Non-GAAP Cost of Revenues
Set forth below is a presentation of the company’s “Non-GAAP Cost of Revenues.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP cost of revenues	$36,446	$31,420	$137,219	$120,720
Amortization	(1,926)	(1,656)	(7,389)	(6,579)
Stock-based compensation expense	(1,434)	(1,444)	(5,366)	(5,584)
Non-GAAP cost of revenues	$33,086	$28,320	$124,464	$108,557

Non-GAAP Gross Margin
Set forth below is a presentation of the company’s “Non-GAAP Gross Margin.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP gross margin	59.3%	56.0%	58.9%	54.4%
Amortization	2.2%	2.3%	2.2%	2.5%
Stock-based compensation expense	1.6%	2.0%	1.6%	2.1%
Non-GAAP gross margin	63.1%	60.3%	62.7%	59.0%

Non-GAAP Research and Development Expense
Set forth below is a presentation of the company’s “Non-GAAP Research and Development Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP research and development expense	$25,349	$21,491	$96,211	$84,661
Stock-based compensation expense	(4,533)	(4,141)	(17,279)	(15,995)
Non-GAAP research and development expense	$20,816	$17,350	$78,932	$68,666

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s “Non-GAAP Sales and Marketing Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP sales and marketing expense	$14,552	$11,863	$59,765	$48,557
Stock-based compensation expense	(2,400)	(1,911)	(9,049)	(7,220)
Non-GAAP sales and marketing expense	$12,152	$9,952	$50,716	$41,337

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s “Non-GAAP General and Administrative Expense.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP general and administrative expense	$21,576	$19,292	$83,650	$72,900
Stock-based compensation expense	(7,248)	(5,821)	(27,743)	(22,432)
Secondary offering costs	(527)	—	(1,337)	—
Non-GAAP general and administrative expense	$13,801	$13,471	$54,570	$50,468

Non-GAAP Income (Loss) Before Income Taxes
Set forth below is a presentation of the company’s “Non-GAAP Income (Loss) Before Income Taxes.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP loss before income taxes	$(7,690)	$(12,992)	$(40,527)	$(62,869)
Gain on financial instruments	—	(113)	—	(534)
Amortization	2,285	2,015	8,824	8,014
Stock-based compensation expense	15,615	13,317	59,437	51,231
Secondary offering costs	527	—	1,337	—
Acquisition-related expenses	—	43	195	263
Non-GAAP Income (loss) before income taxes	$10,737	$2,270	$29,266	$(3,895)

Adjusted EBITDA
Set forth below is a presentation of the company’s “Adjusted EBITDA.” Please reference the “Explanation of Non-GAAP Measures” section.
	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
GAAP net loss	$(7,643)	$(12,713)	$(40,835)	$(62,913)
Provision (benefit) for income taxes	(47)	(279)	308	44
Gain on financial instruments	—	(113)	—	(534)
Interest income, net	(936)	(403)	(4,099)	(711)
Depreciation and amortization	2,654	2,790	10,508	10,631
Stock-based compensation expense	15,615	13,317	59,437	51,231
Secondary offering costs	527	—	1,337	—
Acquisition-related expenses	—	43	195	263
Loss on extinguishment of debt	—	409	—	409
Adjusted EBITDA	$10,170	$3,051	$26,851	$(1,580)

Investor Relations Contact
Steve Calk
ir@alkami.com

Media Relations Contacts
Marla Pieton
marla.pieton@alkami.com

Valerie Kerner
alkami@fullyvested.com